Exhibit 10.10

OSHKOSH B’GOSH, INC.
2004 INCENTIVE STOCK PLAN
(as amended through 5/10/05)

I.                                         INTRODUCTION

1.01                           Purpose.  This plan shall be known as the Oshkosh B’Gosh, Inc. 2004 Incentive Stock Plan (the “Plan”).  The purpose of the Plan is to provide an additional incentive for key employees and directors of Oshkosh B’Gosh, Inc. and its Subsidiaries to improve corporate performance on a long-term basis, and to attract and retain key employees and directors.  It is intended that the Plan and its operation comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule and Section 162(m) of the Code.

1.02                           Effective Date.  The effective date of the Plan shall be August 1, 2004, subject to the approval of the Plan by shareholders of the Company at the 2004 annual meeting.

II.                                     PLAN DEFINITIONS

2.01                           Definitions.  For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

(a)                                  “Award” shall mean the grant of any form of stock option or restricted stock.

(b)                                 “Board” shall mean the Board of Directors of the Company.

(c)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(d)                                 “Committee” shall mean the Committee described in Section 4.01 or the person or persons to whom the committee has delegated its power and responsibilities under Section 4.03.

(e)                                  “Company” shall mean Oshkosh B’Gosh, Inc., a Delaware corporation.

(f)                                    “Company Stock” shall mean the Company’s Class A Common Stock and such other stock and securities as may be substituted therefor pursuant to Section 3.02.

(g)                                 “Eligible Participant” shall mean any regular salaried employee of the Company or a Subsidiary and any director of the Company.

(h)                                 “Fair Market Value” on any date shall mean, with respect to Company Stock, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the mean of the high and low sale prices recorded in composite transactions as reported by a reliable source for such date.  In the absence of reported sales or if the stock is not so listed or quoted, but is traded in the over-the-counter market, Fair Market Value shall be the mean of the closing bid and asked prices for such shares on the relevant date.

(i)                                     “Grantee” shall mean any person who has been granted an Award under the Plan.

(j)                                     “Option Period” shall mean the period of time provided pursuant to Section 6.04 within which a stock option may be exercised.

(k)                                  “Performance Goals” means the performance goals established by the Committee prior to the grant of any Award of Restricted Stock that are based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: consolidated operating income expressed as a percentage of net sales, the return on net assets of the Company and any Subsidiary,  net income (pre-tax or after-tax and with adjustments as stipulated), sales, earnings per share, operating income, earnings before depreciation, interest, taxes and amortization (EBDITA), increase in stock price, total shareholder return, economic value added, value added measurement and operating cash flow.

(l)                                     “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture or other entity now or hereafter in existence in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company, and any other business venture designated by the Committee in which the Company has a significant interest, as determined in the discretion of the Committee.

III.                                 SHARES SUBJECT TO AWARD

3.01                           Available Shares.  The total number of shares of Company Stock that may be issued under the Plan shall not exceed one million three hundred fifty thousand (1,350,000) shares.  If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any shares subject to such Award again shall be available for the grant of an Award under the Plan.

3.02                           Changes in Common Stock.  If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Company Stock, resulting in a split or combination or exchange of shares, the aggregate number and kind of shares which may thereafter be granted under the Plan shall be proportionately and appropriately adjusted and the number and kind of shares then subject to options granted to employees under the Plan and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor.

IV.                                ADMINISTRATION

4.01                           Administration by the Committee.  For purposes of the power to grant awards to Company directors, the Committee shall consist of the entire Board.  For other Plan purposes, the Plan shall be administered by a committee designated by the Board to administer the Plan and shall initially be the Compensation Committee of the Board.  The Committee shall be constituted to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) and Section 162(m) of the Code.  A majority of the members of the Committee shall constitute a quorum.  The approval of such a quorum, expressed by a vote at a meeting held either in person or by conference telephone call, or the unanimous consent of all members in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan.

4.02                           Committee Powers.  The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan and, in its discretion, may modify, extend or renew any Award theretofore granted.  The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive.  The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

Subject to the provisions of the Plan, the Committee shall have full and final authority to:

(a)                                  designate the persons to whom Awards shall be granted;

(b)                                 grant Awards in such form and amount as the Committee shall determine;

(c)                                  impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, and

(d)                                 waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate.

4.03                           Delegation by Committee.  The committee designated by the Board under Section 4.01 may delegate all or any part of its responsibilities and powers to any executive officer or officers of the Company selected by it, provided that no such delegation shall be made with respect to the grant of any Award to the President or any Vice President of the Company, and any such delegation shall comply in all respects with the requirements and conditions of Section 157 of the Delaware General Corporation Law.  Any such delegation may be revoked by the Board or by the committee at any time.

V.                                    PARTICIPATION

5.01                           Eligibility.  Eligible Participants who, in the sole opinion of the Committee, contribute significantly to the growth and success of the Company or a Subsidiary shall be eligible for Awards under the Plan.  From among all such Eligible Participants, the Committee shall determine from time to time those Eligible Participants to whom Awards shall be granted.  No Eligible Participant shall be granted an Award or Awards covering more than 50,000 shares of Company Stock in any calendar year.  No Eligible Participant shall have any right whatsoever to receive an Award unless so determined by the Committee.

5.02                           No Employment or Retention Agreement Intended.  The grant of an Award hereunder shall not be deemed to imply the right to continued service in any capacity, nor shall it interfere with the rights of the Company or any Subsidiary to terminate the service of any person or to take any other action affecting such person.

VI.                                STOCK OPTIONS

6.01                           General.  Stock options granted under the Plan may be in the form of incentive stock options (within the meaning of Code Section 422) or non-qualified stock options; provided, however, that incentive stock options shall only be granted to Eligible Participants who are employed by the Company or a parent or a subsidiary corporation of the Company.  Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the Grantee which shall contain the terms and conditions required by this Article VI, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case.  The holder of an option shall not have any rights as a stockholder with respect to the shares covered by an option until such shares have been delivered to him or her.

6.02                           Option Price.  The price at which each share of Company Stock covered by an option may be purchased shall be determined in each case by the Committee and set forth in each stock option agreement.  In no event shall such price be less than one hundred percent (100%) of the Fair Market Value of the Company Stock when the option is granted.  Employees who own, directly or indirectly, within the meaning of Code Section 425(d), more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary corporation shall not be eligible to receive an incentive stock option hereunder unless the purchase price per share under such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of 5 years from the date such option is granted.

6.03                           Date Option Granted.  For purposes of the Plan, a stock option shall be considered as having been granted on the date on which the Committee authorized the grant of the option, except where the Committee has designated a later date, in which event the later date shall constitute the date of grant of the option; provided, however, that in either case notice of the grant of the option shall be given to the employee within a reasonable time.

6.04                           Period for Exercise of Options.  Each stock option agreement shall state the period or periods of time within which the option may be exercised by the Grantee, in whole or in part, which shall be the period or periods of time as may be determined by the Committee, provided that:  (a) No option granted under this Plan may be exercised until at least six months from the date of grant, (b) No Option Period for an incentive stock option may exceed ten (10) years from the date the option is granted, and (c) No option may be treated as an incentive stock option unless the Grantee exercises the option while employed by the Company or a Subsidiary or within three months after termination of employment, or if termination is caused by death or disability, within one year after such termination.

6.05                           Special Rule for Incentive Stock Options.  For so long as Section 422 (or any successor provision) of the Code so provides, the aggregate Fair Market Value (determined as of the date the incentive stock option is granted) of the number of shares with respect to which incentive stock options are exercisable for the first time by a Grantee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code.

6.06                           Method of Exercise.  Subject to Section 6.04, each option may be exercised in whole or in part from time to time as specified in the stock option agreement.  Each Grantee may exercise an option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the purchase price therefor. The purchase price may be paid in cash, by check, or, with the approval of the Committee, by delivering shares of Company Stock which have been beneficially owned by the Grantee, the Grantee’s spouse, or both of them for a period of at least six months prior to the time of exercise (“Delivered Stock) or a combination of cash and Delivered Stock.  Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option.  No Grantee shall be under any obligation to exercise any option hereunder.

6.07                           Merger, Consolidation or Reorganization.  In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Committee shall, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised option pursuant to either clause (a) or (b) below:

(a)                                  Appropriate provision may be made for the protection of such option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or

(b)                                 The Committee may cancel such option.  In such event, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the employee an amount of cash (less normal withholding taxes) equal to the excess of the highest Fair Market Value per share of the Company Stock during the 60-day period immediately preceding the merger, consolidation or reorganization over the option exercise price, multiplied by the number of shares subject to such option.

6.07A                 Merger, Consolidation or Reorganization in which Company is Surviving Corporation.  In the event of a merger, consolidation or reorganization with another corporation in which the Company is the surviving corporation but the Company Stock ceases to be publicly traded, the Committee shall, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised option pursuant to either clause (a) or (b) below:

(a)                                  Appropriate provision may be made for the protection of such option by the substitution on an equitable basis of appropriate shares of a related corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or

(b)                                 The Committee may cancel such option.  In such event, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the employee an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event over (ii) the exercise price of such option, multiplied by the number of shares subject to such option.

6.08                           Dissolution or Liquidation.  Anything contained herein to the contrary notwithstanding, on the effective date of any dissolution or liquidation of the Company, the holder of each then outstanding and unexercised option shall receive the cash amount described in 6.07(b) hereof and such option shall be cancelled.

VII.                            RESTRICTED STOCK.

7.01                           Administration.  Shares of restricted stock may be issued either alone or in addition to other Awards granted under the Plan.  The Committee shall determine the Eligible Employees to whom and the time or times at which grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.  The Committee may condition the grant of restricted stock upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.  The Committee may also condition the grant of restricted stock upon such other conditions, restrictions and contingencies as the Committee may determine.  The provisions of restricted stock Awards need not be the same with respect to each recipient.

7.02                           Awards and Certificates.  Each individual receiving a restricted stock Award shall be issued a certificate in respect of such shares of restricted stock.  Such certificate shall be registered in the name of such individual and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions

(including forfeiture) of the Oshkosh B’Gosh, Inc. 2004 Incentive Stock Plan and a Restricted Stock Agreement.  Copies of such Plan and Agreement are on file at the offices of Oshkosh B’Gosh, Inc.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any restricted stock Award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Company Stock covered by such Award.

7.03                           Terms and Conditions.  Shares of restricted stock shall be subject to the following terms and conditions:

(a)                                  Until the applicable restrictions lapse, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock.

(b)                                 The Grantee shall have, with respect to the shares of restricted stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends.  Unless otherwise determined by the Committee, cash dividends shall be automatically paid in cash and dividends payable in Company Stock shall be paid in the form of additional restricted stock.

(c)                                  Except to the extent otherwise provided in the applicable Restricted Stock Agreement and (d) below, all shares still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s employment for any reason.

(d)                                 In the event of hardship or other special circumstances of a Grantee whose employment is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s shares of restricted stock.

(e)                                  If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Grantee.

(f)                                    Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

VIII.                        WITHHOLDING TAXES.

8.01                           General Rule.  Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of an option or the lapse of stock restrictions.  The Company may require, as a condition to the exercise of an option or the issuance of a stock certificate, that the Grantee concurrently pay to the Company (either in cash or, at the request of Grantee but in the discretion of the Committee and subject to such rules and regulations as the Committee may adopt from time to time, in shares of Delivered Stock) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise or lapse of restrictions, in such amount as the Committee or the Company in its discretion may determine.

8.02                           Withholding from Shares to be Issued.  In lieu of part or all of any such payment, the Grantee may elect, subject to such rules and regulations as the Committee may adopt from time to time, or the Company may require that the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

8.03                           Special Rule for Insiders.  Any such request or election (to satisfy a withholding obligation using shares) by an individual who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 shall be made in accordance with the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

IX.                                IX.  GENERAL

9.01                           Nontransferability.  Unless otherwise specified by the Committee, no Award granted under the Plan shall be transferable or assignable except by last will and testament or the laws of descent and distribution.  During the Grantee’s lifetime, options shall be exercisable only by the Grantee or by the Grantee’s guardian or legal representative.

9.02                           General Restriction.  Each Award shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of securities thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.

9.03                           Expiration and Termination of the Plan.  Awards may be granted under the Plan at any time and from time to time, prior to August 1, 2009, the date on which the Plan will expire, except as to Awards then outstanding under the Plan, which shall remain in effect until they have been exercised, the restrictions have lapsed or the Awards have expired or been forfeited.  The Plan may be abandoned or terminated at any time by the Board of Directors of the Company, except with respect to any Awards then outstanding under the Plan.

9.04                           Amendments.  The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall (a) impair without the Grantee’s consent any Award theretofore granted under the Plan or deprive any Grantee of any shares of Company Stock which he or she may have acquired through or as a result of the Plan or (b) be made without shareholder approval where such approval would be required as a condition of compliance with Rule 16b-3.

9.05                           Construction.  Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.